Exhibit 99.1

eLandia International Names Pete Pizarro Chairman and CEO

Seasoned Executive to Energize Company’s Momentum in Key International Markets

FORT LAUDERDALE, Fla.—(BUSINESS WIRE)—In a move to strengthen core operations and fuel further international expansion, eLandia International, an integrated information technology and communications services company, named Pete Pizarro chairman and chief executive officer. Mr. Pizarro joins eLandia International from Telefónica USA, Inc., where he served as president and chief executive officer. With extensive IT, and telecommunications experience, Mr. Pizarro will be instrumental in enabling eLandia International to execute its plan of strategic regional acquisitions and expansion in the markets eLandia serves.

“We’re extremely pleased that Pete has joined eLandia International,” said Carlos Fernandez, Board Member and lead director of eLandia International. “Executives of Pete’s caliber are rare, bringing a unique combination of international executive leadership, extensive experience in network integration and IT managed services, and insight into the complex telecommunications industry to his position, enabling eLandia International to achieve unprecedented momentum in our target markets.”

For the past six years, Pizarro served as the president and chief executive officer of Telefónica USA, a subsidiary of the $85 billion telecommunications provider Telefónica de España. During that time he drove Telefónica’s strategies for its three U.S.-based business segments. He increased the company’s market share and profitability in telecom and IT services for U.S. multinational corporations that conduct business in the U.S., Latin America, and the Caribbean; for small and medium-sized businesses in the U.S. and Puerto Rico; and for the Residential Consumer business in Puerto Rico.

Prior to Telefónica, Pizarro managed growth initiatives for organizations throughout the U.S. and Latin America, actively leading mergers, acquisitions, and business integrations, including private capital placements. Pizarro began his career with KPMG and has served in a range of senior executive and C-level capacities at international firms including Esavio and The Siman Group.

“My previous experience has been invaluable preparation for identifying emerging market opportunities and supporting regional and multinational enterprises as they step up to meet the business challenges that lie ahead,” said Pizarro. “To meet the market demand for a deep, broad offering of integrated information technology services, we are aligning the assets of our group companies to define an optimized strategy and delivery model as a leading regional IT enabler across the Latin American region.”

About eLandia International

eLandia International companies provide integrated IT and telecommunications solutions to leading enterprises in Latin America, the Caribbean, and the Pacific Rim. eLandia acquires and integrates high-quality IT services companies to build strong regional business units that provide more than 20,000 clients with expert IT professional, technical, implementation, training, and support services. eLandia is publicly traded (OTCBB: ELAN - News) and headquartered in Fort Lauderdale, Florida. For more information, please visit www.elandiaintl.com.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” expect,” anticipate,” project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated.

Contact:

eLandia International

Javier Rodriguez, 305-415-5833

jrodriguez@elandiaintl.com

or

eLandia International

Michael Steinberg, 561-210-8544

msteinberg@elandiaintl.com